UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2009

JAVA DETOUR, INC.
(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization) 1550 Bryant Street, Suite 500 San Francisco, CA (Address of principal executive offices)	000-52357 (Commission File Number)	20-5968895 (I.R.S. Employer Identification Number) 94103 (Zip Code)

Registrant’s telephone number, including area code: (415) 241-8020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Results of Operations and Financial Condition.

On November 1, 2009, the Board of Directors of Java Detour, Inc. (the “Company”) appointed Harry R. Kraatz to serve as the Company’s Chairman of the Board of Directors, as a director and as the Company's Chief Executive Officer.  Mr. Kraatz was previously the Company’s Chief Restructuring Officer.

Mr. Kraatz has been the sole officer and director of West Embarcadero Group, a crisis and turn-around management and consulting firm and its predecessor since 1984.  In such capacity he has provided consulting services to numerous finance and franchising companies including Montgomery Medical Ventures, Commonwealth Associates, Westminster Capital, Liberty Travel, Swensen’s Ice Cream Company, Aca Joe Inc, Finet Holdings Company, Zapworld.com, Worldwide Wireless, Shearson Financial Network, Inc., E-3 Biofuels, FAO Schwarz Sweet Shoppes, Positron Corporation, Fresh Roast, Tsar Nicholia Caviar, Websky International and others.  Mr. Kraatz has held various positions including, among others, serving as Vice Chairman of Commercial Bank of San Francisco and Chief Executive Officer of Finet Holdings Corporation. He was also appointed by the United States Bankruptcy Court, Southern District of New York, as Liquidating Trustee for Redsky Interactive, Inc.  Mr. Kraatz received a B.S. in Marketing from Southwest Minnesota State University in 1971.

Michael Binninger, the Company’s Co-Founder and current Chief Executive Officer, will continue with the Company as President and Chief Operating Officer.

A copy of the Company’s press release announcing Mr. Kraatz’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Java Detour, Inc. dated November 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC.

Date: November 4, 2009	By:	/s/ Michael Binninger
Name: Michael Binninger
Title: President

Exhibit Index

99.1	Press Release of Java Detour, Inc. dated November 4, 2009